Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	J. Wes Frye
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5305

OLD DOMINION FREIGHT LINE RAISES EXPECTATIONS FOR THIRD-
QUARTER TONNAGE PER DAY GROWTH RATE TO 7.0% TO 7.5%
—————————————
NOW EXPECTS GROWTH IN YIELD, EXCLUDING FUEL SURCHARGES,
OF 3.0% TO 3.5% VERSUS EARLIER RANGE OF 4.0% TO 4.5%

THOMASVILLE, N.C. - (September 16, 2013) - Old Dominion Freight Line, Inc. (NASDAQ: ODFL) today updated its expectations for growth in third-quarter 2013 tonnage per day and revenue per hundredweight, excluding fuel surcharges, in preparation for its attendance at the Citi 2013 U.S. and European Industrials Conference on Wednesday, September 18, 2013. The Company expects its growth in tonnage per day to increase in a range of 7.0% to 7.5% compared to the third quarter of 2012, versus its previous expectation of an increase in a range of 6.0% to 6.5%. Supporting this increase, average tonnage per day increased at a rate of 6.2% for July and 8.6% for August, compared to the same months in 2012. In addition, Old Dominion now expects revenue per hundredweight, excluding fuel surcharges, to increase in a range of 3.0% to 3.5% for the third quarter of 2013 from the third quarter of 2012, compared with the previous expected range of 4.0% to 4.5%.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, such that our total overall pricing is sufficient to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including the inability to successfully consummate and integrate acquisitions, if any; (5) changes in our goals and strategies, which are subject to change at any time at our discretion; (6) various economic factors such as economic

- MORE -

ODFL Updates Third-Quarter Growth Expectations

September 16, 2013

recessions and downturns in customers' business cycles and shipping requirements; (7) increases in driver compensation or difficulties attracting and retaining qualified drivers to meet freight demand; (8) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers' compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention levels, and claims in excess of coverage levels; (9) potential cost increases associated with healthcare legislation; (10) the availability and cost of capital for our significant ongoing cash requirements; (11) the availability and cost of replacement parts and new equipment, including regulatory changes and supply constraints that could impact the cost of these assets; (12) decreases in demand for, and the value of, used equipment; (13) the availability and cost of diesel fuel; (14) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (15) the costs and potential liabilities related to litigation and governmental proceedings; (16) the costs and potential adverse impact of non-compliance with rules issued by the Federal Motor Carrier Safety Administration; (17) seasonal trends in the less-than-truckload industry, including the possibility of harsh weather conditions; (18) our dependence on key employees; (19) the concentration of our stock ownership with the Congdon family; (20) the costs and potential adverse impact associated with future changes in accounting standards or practices; (21) the impact caused by potential disruptions to our information technology systems or our service center network; (22) damage to our reputation from the misuse of social media; (23) dilution to existing shareholders caused by any issuance of additional equity; and (24) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements (i) as these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL service and other value-added logistics services from a single integrated organization. In addition to its core LTL services, the Company offers its customers a broad range of value-added services including worldwide freight forwarding, ground and air expedited transportation, container delivery, truckload brokerage, supply chain consulting, warehousing and consumer household pickup and delivery.

- END -